                                                                     Exhibit 99
[AVISTA LOGO]


                                                                   NEWS RELEASE

CONTACT:    Media:  Laurine Jue  (509) 495-2510  ljue@avistacorp.com
            Investors:  Dave Brukardt (509) 495-2833 dbrukardt@avistacorp.com


                                                         FOR IMMEDIATE RELEASE:
                                                         October 25, 2000
                                                         4:05 p.m. EDT


                AVISTA CORP. REPORTS THIRD-QUARTER 2000 EARNINGS
                       GROWTH STRATEGIES REMAIN ON TARGET
                         LEADERSHIP TRANSITION UNDERWAY

SPOKANE, WASH.: Avista Corp. (NYSE: AVA) today reported third-quarter 2000 consolidated revenues of $2.86 billion and net income available for common stock of $33.9 million, or $0.72 per diluted share. This compares with revenues of $3.7 billion and earnings of $0.52 per diluted share for the same quarter last year. For the first nine months of 2000, Avista Corp. had earnings of $0.45 per diluted share, or $0.01 per basic share, on consolidated revenues of $5.6 billion.

The better-than-anticipated third-quarter 2000 results were primarily the result of the strong performance of Avista Energy, the company's unregulated energy trading and marketing business, and the deferral of $30.8 million, or $20.0 million after-tax, of purchased-power costs at Avista Utilities for Washington.

        The company's business segments reported the following results comprising the $0.72 per diluted share for third-quarter 2000:

               Avista Utilities (loss)..........................($0.02)
               Energy Trading & Marketing..... ..................$0.89
               Information & Technology (loss)........ .........($0.14)
               Avista Ventures (loss)...........................($0.01)

        In August, the Washington Utilities and Transportation Commission (WUTC) approved a request to allow Avista Utilities to defer for later prudency review a portion of the purchased-power costs incurred from July 1, 2000 to June 30, 2001. During the third quarter, $30.8 million, or approximately 75 percent, of the increased purchased-power costs incurred in Washington were deferred. The power cost adjustment mechanism already in place for electricity in Idaho will allow Avista Utilities to later recover $6.0 million of purchased-power costs.

Page 2 Avista Corp. Reports Third-Quarter 2000 Earnings

       As previously announced, the WUTC in a separate proceeding ordered a reduction in electricity rates of $3.4 million a year, and an increase of $1.7 million in natural gas rates. Avista has filed a petition for the WUTC to reconsider portions of its order. Depending on the commission's ultimate decision, the items reconsidered, if granted, could range between $0.7 million and $5.1 million in additional revenue. Later this year, Avista anticipates filing a new rate case specifically focused on higher power supply costs plus an electricity power cost adjustment and tracker mechanism in the state of Washington.

       T. M. "Tom" Matthews, Avista Corp. chairman of the board said, "We are working to find a long-term solution to deal with the record high prices and volatility in the wholesale power markets in the Pacific Northwest and across the West. Despite the challenges these fundamental shifts have presented to Avista Utilities, our non-regulated Avista Energy operations have benefited from favorable positions in the western markets."

       Avista Energy turned in a strong financial performance, posting better-than-anticipated earnings of $41.9 million after taxes, or $0.89 per diluted share, during the third quarter.

GENERATING CAPACITY

       Matthews said, "Avista Power is moving ahead with construction of our 49-percent-owned combined-cycle gas turbine power plant in Rathdrum, Idaho. This 270-megawatt facility is currently scheduled to be on-line in fall 2001. In addition, several other Avista Power projects are in the works, including the Coyote Springs 2 project, a 280-megawatt combined-cycle gas turbine plant near Boardman, Ore. That project should be completed in mid-2002."

       The Pacific Northwest region will require an estimated 3,000 megawatts of additional generating capacity to meet load requirements according to Northwest Power Planning Council estimates.

FUEL CELL TECHNOLOGY

       Avista Labs, a pioneer developer of modular proton exchange membrane
(PEM) fuel cell systems, continues to work with Merrill Lynch to determine the appropriate timing to raise additional capital in this business. During the third quarter, the fuel cell business started working with other companies to broaden its strategies to include a variety of component options in an effort to speed the pathways to innovative PEM fuel cell systems for industrial and residential users.

"We are currently in final evaluation of options for public or private financing for Avista Labs," stated Matthews.

       Page 3 Avista Corp. Reports Third-Quarter 2000 Earnings

B2B FACILITY MANAGEMENT & INFORMATION SERVICES

       Avista Advantage, the leading provider of Internet-based facility management and information services, continues to grow, adding new customers and offering expanded services in the areas of telecommunication and repair-and-maintenance invoice analysis and payment services. In addition, Avista Advantage concluded an agreement with GE Exchange Services aimed at reducing processing costs for key accounts with major utilities. New customer additions included Circle K, Toys R Us, and ShopKo.

LEADERSHIP

       Last week, Avista Corp. announced that Matthews will leave the company at the end of the year. The board of directors appointed Executive Vice President Gary G. Ely as acting president and chief executive officer, effective immediately. The next regularly scheduled meeting of the board of directors, to be held in November, will include a discussion relative to succession planning and board membership. The board of directors remains committed to the company's strategic direction.

OUTLOOK

       Looking ahead to the fourth quarter of 2000, Avista Corp. expects to be slightly above break-even earnings on a diluted basis for the quarter. These expectations reflect the company's continued investment in the Avista Advantage, Avista Labs, and Avista Communications businesses, plus the effects of additional purchased-power costs, and the potential benefits of expected continued price volatility in western power markets.

       Avista Corp. is an energy, information and technology company whose utility and subsidiary operations focus on delivering superior products and providing innovative solutions to business and residential customers throughout North America.

       Avista Corp.'s affiliate companies include Avista Utilities, which operates the company's electric and natural gas generation, transmission and distribution business. Avista's non-regulated businesses include Avista Advantage, Avista Labs, Avista Communications, Avista Energy, Avista Energy Canada, Ltd., Avista Power, and Avista Ventures. Avista Corp.'s stock is traded under the ticker symbol "AVA." For more information about Avista Corp. and its affiliate businesses, visit the corporate website at www.avistacorp.com.

       Avista Corp. and the Avista Corp. logo are trademarks of Avista Corporation. All other trademarks mentioned in this document are the property of their respective owners.

Page 4 Avista corp. Reports Third-Quarter 2000 Earnings

       This news release contains forward-looking statements regarding the company's current expectations. Forward-looking statements are all statements other than historical facts. Such statements speak only as of the date of the news release and are subject to a variety of risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the expectations. These risks and uncertainties include, in addition to those discussed herein, all of the factors discussed in the company's Annual Report on Form 10-K for the year ended Dec. 31, 1999, and Form 10-Q for the quarters ended March 31, 2000, and June 30, 2000.

                                    --0064--

NOTE:

       Avista Corp. will host an investor conference call on Oct. 25, at 5 p.m. EDT. To participate call (773) 756-4602 approximately 5 minutes in advance to ensure you are connected. The password is "Avista investor conference call."

       A digital replay will also be available by calling (402) 530-7760 on Oct. 25, beginning at 8 p.m. EDT for 48 hours.

       The attached income statement and financial and operating highlights are an integral part of this earnings release.

                               AVISTA CORPORATION
           CONSOLIDATED COMPARATIVE STATEMENTS OF INCOME (UNAUDITED)
                (Dollars in Thousands except Per Share Amounts)

                                                                            3RD QUARTER                   YEAR-TO-DATE SEPTEMBER
                                                                   -----------------------------       -----------------------------
                                                                       2000              1999              2000              1999
                                                                   -----------       -----------       -----------       -----------
OPERATING REVENUES                                                $ 2,864,305       $ 3,718,109       $ 5,599,693       $ 6,366,047
                                                                  -----------       -----------       -----------       -----------

OPERATING EXPENSES:
    Resource costs                                                  2,702,225         3,596,506         5,248,183         5,981,449
    Operations and maintenance                                         30,033            41,502            82,132           131,887
    Administrative and general                                         30,532            31,332            90,279            90,551
    Depreciation and amortization                                      19,680            18,570            57,662            56,901
    Taxes other than income taxes                                      13,936            12,002            42,401            39,032
    Exit costs - Avista Energy's Eastern energy business  (Note 1)         --                --             7,865                --
    Restructuring charges - Pentzer  (Note 2)                              --                --             1,940                --
                                                                  -----------       -----------       -----------       -----------
         Total operating expenses                                   2,796,406         3,699,912         5,530,462         6,299,820
                                                                  -----------       -----------       -----------       -----------

INCOME FROM OPERATIONS                                                 67,899            18,197            69,231            66,227
                                                                  -----------       -----------       -----------       -----------

OTHER INCOME (EXPENSE):
    Interest expense                                                  (19,808)          (15,855)          (49,774)          (47,593)
    Net gain on subsidiary transactions                                    --            43,054                --            58,648
    Other - net                                                         9,950             1,779            29,421            10,576
                                                                  -----------       -----------       -----------       -----------
         Total other income (expense) - net                            (9,858)           28,978           (20,353)           21,631
                                                                  -----------       -----------       -----------       -----------

INCOME BEFORE INCOME TAXES                                             58,041            47,175            48,878            87,858

INCOME TAXES                                                           23,501            19,562            25,305            32,348
                                                                  -----------       -----------       -----------       -----------

NET INCOME                                                             34,540            27,613            23,573            55,510

DEDUCT - Preferred stock dividend requirements  (Note 3)                  608             5,340            23,127            16,107
                                                                  -----------       -----------       -----------       -----------

INCOME AVAILABLE FOR COMMON STOCK                                 $    33,932       $    22,273       $       446       $    39,403
                                                                  ===========       ===========       ===========       ===========

Average common shares outstanding (thousands), Basic                   47,147            36,634            45,193            39,077

EARNINGS PER COMMON SHARE, BASIC                                  $      0.72       $      0.61       $      0.01       $      1.01

EARNINGS PER COMMON SHARE, DILUTED  (Note 3)                      $      0.72       $      0.52       $      0.01       $      0.98

DIVIDENDS PER SHARE OF COMMON STOCK                               $      0.12       $      0.12       $      0.36       $      0.36

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     -----------
SUPPLEMENTAL INFORMATION

NET INCOME BY BUSINESS SEGMENT:
    Avista Utilities                                              $      (361)      $       731       $   (42,581)      $    41,538
    Energy Trading and Marketing (Avista Energy, Avista Power)    $    42,049       $       597       $    85,812       $   (17,416)
    Information & Technology (Avista Advantage, Avista Labs,
         Avista Communications)                                   $    (6,767)      $    (1,908)      $   (18,679)      $    (4,487)
    Avista Ventures (Pentzer and others)                          $      (381)      $    28,193       $      (980)      $    35,875
-----------------------------------------------------------------------------------------------------------------------------------

       Note 1. Reflects charges related to Avista Energy's sale of the Eastern power book, the closing of its office in Houston, completed in the first quarter, and further downsizing at the Boston office, which was closed in the second quarter.

       Note 2. Reflects charges related to restructuring of Pentzer Corporation's operations.

       Note 3. In February 2000, the Company converted all remaining outstanding shares of Series L Preferred Stock back into common stock, which resulted in a one-time charge of $21.3 million to preferred stock dividend requirements. Excluding the effects of this transaction, earnings per share would have been $0.45 for the nine months ended September 30, 2000.

                               AVISTA CORPORATION
                       FINANCIAL AND OPERATING HIGHLIGHTS
                             (Dollars in Thousands)

                                                                                                        NINE MONTHS ENDED
                                                                    THIRD QUARTER                          SEPTEMBER 30
                                                            ------------------------------        ------------------------------
                                                               2000               1999               2000               1999
                                                            -----------        -----------        -----------        -----------
AVISTA UTILITIES
         Retail electric revenues                          $     98,883       $     92,279       $    298,273       $    282,807
         Retail KWh sales (in millions)                       1,981,545          1,968,137          6,060,037          6,025,109
         Retail electric customers at end of period             310,507            307,138            310,507            307,138

         Wholesale electric revenues                       $    265,251       $    192,568       $    565,808       $    375,643
         Wholesale KWh sales (in millions)                    3,660,933          6,315,505         13,125,370         15,061,133

         Other electric revenues                           $     10,331       $      6,447       $     21,520       $     15,160

         Total natural gas revenues                        $     23,196       $     26,643       $    129,385       $    132,204
         Total therm sales (in thousands)                        82,591            119,424            396,812            486,129
         Total natural gas customers at end of period           273,171            262,498            273,171            262,498


ENERGY TRADING AND MARKETING (AVISTA ENERGY,
AVISTA POWER)
         Revenues                                          $  2,480,990       $  3,364,316       $  4,630,646       $  5,443,706
         Electric sales (thousands of MWhs)                      36,216             61,446             88,554            102,556
         Natural gas sales (thousands of dekatherms)             69,606            213,286            194,196            680,704
         Coal sales (tons)                                      886,405            508,489          2,746,500          1,121,024


INFORMATION AND TECHNOLOGY
      Avista Advantage
         Revenues                                          $      1,276       $        361       $      3,240       $        992
         Operating Income (pre-tax)                        $     (3,591)      $     (1,268)      $     (9,953)      $     (3,072)
         Net Income                                        $     (2,472)      $       (893)      $     (6,794)      $     (2,188)

      Avista Labs
         Revenues                                          $        130       $        303       $        663       $        433
         Operating Income (pre-tax)                        $     (3,694)      $       (550)      $     (8,071)      $     (1,699)
         Net Income                                        $     (2,417)      $       (358)      $     (5,406)      $     (1,095)

      Avista Communications
         Revenues                                          $      1,496       $        811       $      3,517       $      1,642
         Operating Income (pre-tax)                        $     (3,328)      $     (1,144)      $     (9,778)      $     (2,036)
         Net Income                                        $     (1,878)      $       (657)      $     (6,479)      $     (1,204)


AVISTA VENTURES (PENTZER AND OTHERS)
         Revenues                                          $      9,272       $     37,444       $     25,046       $    117,506




The revenues by business segment do not total to the amounts reported on the Consolidated Comparative Statements of Income due to intersegment eliminations.